Exhibit 15

ACCOUNTANT’S ACKNOWLEDGEMENT

The Board of Directors of
Foot Locker, Inc.:

We acknowledge our awareness of the use therein of our report dated December 8, 2021 related to our review of interim financial information in the following Registration Statements:

-	Form S-8 No. 33-10783
-	Form S-8 No. 33-91888
-	Form S-8 No. 33-91886
-	Form S-8 No. 33-97832
-	Form S-8 No. 333-07215
-	Form S-8 No. 333-21131
-	Form S-8 No. 333-62425
-	Form S-8 No. 333-33120
-	Form S-8 No. 333-41056
-	Form S-8 No. 333-41058
-	Form S-8 No. 333-74688
-	Form S-8 No. 333-99829
-	Form S-8 No. 333-111222
-	Form S-8 No. 333-121515
-	Form S-8 No. 333-144044
-	Form S-8 No. 333-149803
-	Form S-3 No. 33-43334
-	Form S-3 No. 33-86300
-	Form S-3 No. 333-64930
-	Form S-8 No. 333-167066
-	Form S-8 No. 333-171523
-	Form S-8 No. 333-190680
-	Form S-8 No. 333-196899

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York

December 8, 2021